Exhibit 5.1

March 18, 2013

Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Partnership of up to 2,156,250 common units (“Common Units”) representing limited partner interests in the Partnership, including Common Units to be issued upon exercise, if any, of the underwriters’ option to purchase additional Common Units (the “Primary Units”), and the offer and sale by certain selling unitholders (the “Selling Unitholders”) named in the Registration Statement (as defined below) of up to 2,156,250 Common Units, including Common Units to be sold upon exercise, if any, of the underwriters’ option to purchase additional Common Units (the “Secondary Units” and, collectively with the Primary Units, the “Securities”), pursuant to a prospectus (the “Prospectus”) forming a part of the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”).

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Prospectus, (iii) the Certificate of Limited Partnership of the Partnership, (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (v) the First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), (vi) the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the General Partner (the “Ultimate General Partner”), (vii) certain resolutions adopted by the Board of Directors (or a duly authorized committee) of the Ultimate General Partner relating to the Registration Statement and (viii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of partnership and limited liability company documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Ultimate General Partner, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vi) all Securities will be

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issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement, (vii) upon sale and delivery of the Securities, the certificates for the Securities will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Securities or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form will have been duly made in the unit register of the Partnership and (viii) prior to sale and delivery of the Securities, a definitive underwriting agreement with respect to the sale of the Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)	with respect to the Primary Units to be issued and sold by the Partnership, when the Primary Units have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Ultimate General Partner and upon payment of the consideration therefor provided for therein, the Primary Units will be duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability is described in the Registration Statement and the Prospectus under “Description of Our Units—Common Units—Limited Liability”); and

(2)	the Secondary Units proposed to be sold by the Selling Unitholders are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability is described in the Registration Statement and the Prospectus under “Description of Our Units—Common Units—Limited Liability”).

Our opinion is qualified in the following respects:

(i)	our opinion expressed in paragraph 2 above, insofar as it relates to the Secondary Units being fully paid, is based solely on an officer’s certificate of the Partnership, executed and delivered to us by an officer of the Ultimate General Partner, confirming that the Partnership received payment for the Secondary Units at the time of issuance of the Secondary Units in the manner contemplated by the applicable resolutions authorizing the original issuance of the Secondary Units;

(ii)	our opinions herein are limited in all respects to the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(iii)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(iv)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.